Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of LivaNova PLC. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 16th day of February, 2016.

Mittel S.p.A.

By:	/s/ Rosario Bifulco
Name:	Rosario Bifulco
Title:	Chief Executive Officer

Equinox Two S.c.a.

By:	/s/ Giorgio Mancuso
Name:	Giorgio Mancuso
Title:	Director

By:	/s/ Federico Franzina
Name:	Federico Franzina
Title:	Director

Tower 6 S. à r.l.

By:	/s/ Vania Baravini
Name:	Vania Baravini
Title:	Manager

By:	/s/ Massimiliano Seliziato
Name:	Massimiliano Seliziato
Title:	Manager

Tower 6 Bis S. à r.l.

By:	/s/ Vania Baravini
Name:	Vania Baravini
Title:	Manager

By:	/s/ Massimiliano Seliziato
Name:	Massimiliano Seliziato
Title:	Manager

Bios S.p.A.

By:	/s/ Pietro Santicoli
Name:	Pietro Santicoli
Title:	Deputy Chairman